As filed with the Securities and Exchange Commission on July 17, 2014

File No. 333-176491

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

on

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ARISTOCRAT GROUP CORP.

(Name of registrant as specified in its charter)

Florida	5182	45-2801371
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

495 Grand Blvd., Suite 206

Miramar Beach, FL

(850) 269-7208

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert Federowicz

Chief Executive Officer

495 Grand Blvd., Suite 206

Miramar Beach, FL

Telephone: (850) 269-7208

Facsimile: (850) 269-6801

Email: robert@arisocratgroupcourp.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Robert L. Sonfield, Jr., Esq.

Sonfield & Sonfield

2500 Wilcrest Drive, Suite 300

Houston, Texas 77042

Telephone: (713)877-8333

Facsimile: (713)877-1547

Email: robert@sonfield.com

Approximate date of commencement of proposed sale to the public: Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if smaller reporting company)

DEREGISTRATION OF SECURITIES

Aristocrat Group Corp. (the “Company”) previously registered 39,000 units, each unit consisting of 100 shares of its common stock, par value $0.0001 per share and two common stock purchase warrants, pursuant to the Registration Statement on Form S-1 (File No. 333-176491) filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2011, as amended on September 26, 2011; October 18, 2011 and October 28, 2011 and declared effective November 10, 2011.

The Registration Statement included the offer and resale of up to 78,000 warrants to purchase shares of the Company’s common stock, par value $0.0001 per share.

Since November 10, 2011, the date the Registration Statement was declared effective, through the date hereof, none of the warrants were sold. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 78,000 warrants to purchase  shares of common stock not sold under the CEF and as previously registered in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miramar Beach, State of Florida, on July 17, 2014.

ARISTOCRAT GROUP CORP.

By: /s/ Robert Federowicz

Robert Federowicz

Chief Executive Officer, President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer and Sole Director.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Federowicz Robert Federowicz	Chief Executive Officer, President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer and Sole Director.	July 17, 2014